October 26, 2005

Christopher Maggiore
6860 Chillingsworth Circle
Canton, Ohio 44718

This letter is to confirm that in connection with the Stock Subscription and Options Agreements dated June 20, 2005 between you and Invisa, Inc., the term over which options may be exercised has been extended to August 31, 2006. All other provisions of the Agreements shall remain in full force and effect.

by: ___________________________________
Stephen A. Michael,
Acting President